Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the inclusion in this Registration Statement of Starbox Group Holdings Ltd. on Form F-3, of our report dated February 13, 2025, with respect to our audits of consolidated financial statements of Starbox Group Holdings Ltd. and its subsidiaries, for the year ended September 30, 2024, which report is included in the Company’s Annual Report on Form 20-F for the year ended September 30,2024.

/s/ Enrome LLP

February 26, 2025

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